DQE Capital Corporation
                                  $300,000,000

                           Medium-Term Notes, Series A
                     Unconditionally Guaranteed by DQE, Inc.


                            SELLING AGENCY AGREEMENT


                                                              ____________, 1999
                                                              New York, New York

[Names and Addresses of Agents]





Dear Sirs:

                  DQE Capital Corporation, a Delaware corporation (the "Company"), and DQE, Inc., a Pennsylvania corporation, as guarantor (the "Guarantor", and together with the Company, the "Offerors") confirm their agreement (the "Agreement") with each of you with respect to the issue and sale by the Company of up to $300,000,000 aggregate principal amount of its Medium-Term Notes, Series A (the "Notes").

                  The Company proposes to issue the Notes under an Indenture, dated as of _________ __, 1999 (the "Indenture"), among the Company, the Guarantor and The First National Bank of Chicago as trustee (the "Trustee"). DQE will unconditionally guarantee (the "Guaranty") to the Holder of each Note, and to the Trustee on behalf of each Holder, the due and punctual payment of the principal of and premium, if any, and interest, if any, on such Notes when and as the same shall become due and payable, in accordance with the terms of the Notes and the Indenture.

                  The Notes will be issued in minimum denominations of $1,000 and any integral multiple thereof (unless otherwise specified by the Company), will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement or supplements to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture, and, in the case of Notes sold pursuant to Section 2(a), the Administrative Procedures for the Notes, attached hereto as Exhibit A (the "Procedures"). The Procedures may
                              ---------
only be amended by written agreement of the Company, the Guarantor and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term "Purchaser" shall refer to any of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you together whether at any time any of you is acting in both such capacities or in either such capacity.

                  1. Representations and Warranties of Company and the
                     -------------------------------------------------
Guarantor. Each of the Company and the Guarantor jointly and severally
---------
represents and warrants to, and agrees with, you as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

                  (a) The Guarantor meets, and the Company and the Guarantor, together, meet, the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the Company and the Guarantor, as co-registrants, have filed with the Securities and Exchange Commission (the "Commission"), as co-registrants, a registration statement on such Form (File Nos. 333-_____ and 333- ____), including a basic prospectus, which has become effective, for the registration under the Act of $300,000,000 aggregate principal amount of the Company's debt securities, including the Notes, and the Guarantor's Guaranty. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule 415. The Company and the Guarantor have included in such registration statement, or have filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, one or more supplements to the basic prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (any such supplement being hereinafter called a "Prospectus Supplement"). In connection with the sale of Notes, the Company and the Guarantor propose to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement providing for the specification of or a change in the interest rates, if any, maturity dates, issuance prices, redemption terms and prices, if any, and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof (any such further supplement being hereinafter called a "Pricing Supplement").

                  (b) (i) As of the Execution Time, (ii) on the Effective Date,
         (iii) when any supplement to the Prospectus (as defined below) is filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b), (iv) as of the date of any Terms Agreement (as defined in Section 2(b)) and (v) at the date of delivery by the Company of any Notes sold hereunder (each, a "Closing Date"), (1) the Registration Statement, as amended or supplemented as of any such time, the Prospectus, as amended or supplemented as of any such time, and the Indenture, as amended and supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to such instructions, rules and regulations are deemed to comply therewith; (2) the Incorporated Documents (as defined below), when filed with the Commission, complied or will comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to such instructions, rules and regulations were or will be deemed to comply therewith; (3) the Registration Statement, as amended or supplemented as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

         (4) the Prospectus, as amended or supplemented as of any such time, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Mortgage Trustee (the "Form T-1"), (B) any information contained in any Prospectus Supplement specified to have been furnished or obtained from The Depository Trust Company or (C) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

                  (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean the later of the date and time that the Registration Statement or any post-effective amendment or amendments thereto became or becomes effective or the date and time of the filing thereafter of the Guarantor's most recent Annual Report on Form 10-K. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the basic prospectus under the Act relating to the Notes included in the Registration Statement at the Effective Date thereof (unless such basic prospectus has been amended subsequent to the Effective Date, in which case "Basic Prospectus" shall mean the basic prospectus as so amended). "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including all Incorporated Documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424(b)" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents that are, or are deemed to be, incorporated by reference therein pursuant to
         Item 12 of Form S-3 (the "Incorporated Documents") which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  (d) None of the Company, the Guarantor or any of their respective subsidiaries is in violation of its charter or by-laws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, agreement or other instrument to which it is a party or by which it or any of them or their properties may be bound, the effect of which is material to the Guarantor and its subsidiaries, taken as a whole, and neither the execution, delivery or performance by the

         Company and the Guarantor of this Agreement, the execution or delivery by the Company and the Guarantor of the Indenture, the consummation of the transactions herein contemplated, the fulfillment of the terms of the Indenture or the Notes, nor compliance with the terms and provisions hereof or of the Indenture or the Notes will conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or the Guarantor or any of their respective subsidiaries pursuant to the terms of, any statute, indenture, mortgage, deed of trust, loan agreement, note, lease, or other agreement or instrument to which the Company or the Guarantor or any of their respective subsidiaries is a party or by which the Company or the Guarantor or any of their respective subsidiaries is bound or to which any of the properties or assets of the Company or the Guarantor or any of their respective subsidiaries is subject, the effect of which is material to the Guarantor and the Company taken as a whole, nor will such action result in a violation of the provisions of (i) the charter or by-laws of the Company, the Guarantor or any of their respective subsidiaries or (ii) any order, rule or regulation applicable to the Company, the Guarantor or any of their respective subsidiaries of any court or any federal or state governmental body having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or over their respective properties, the effect of which is material to the Guarantor and the Company taken as a whole.

                  (e) The Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantor and is a legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity.

                  (f) The creation, issuance and sale of the Notes has been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for by the purchasers thereof, the Notes will constitute legal, valid and binding obligations of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, and will be entitled to the benefits provided by the Indenture, including the Guaranty contained therein.

                  (g) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantor and, upon execution and delivery to the Agents, will constitute a valid and legally binding obligation of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity..

                  (h) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and each of the Company and the Guarantor is duly qualified as a foreign corporation to transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of their respective businesses, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise or the results of operations of the Company or the Guarantor, as applicable.

                  (i) Duquesne Light Company, Montauk, Inc., AquaSource, Inc., Duquesne Enterprises, Inc., DQE Energy Services, Inc. and DQEnergy Partners, Inc., each a subsidiary of the Guarantor (each a "Subsidiary" and together, the "Subsidiaries") and the Guarantor, each has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations of the Guarantor and its subsidiaries considered as one enterprise; all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and all such shares are owned by the Guarantor directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (j) No consent, approval, authorization or order of any court or other governmental agency or body is required for the consummation of the transactions contemplated by this Agreement except such as have been obtained and such as may be required under the Blue Sky Laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement.

                  (k) Deloitte & Touche LLP are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                  (n) Immediately after the sale of the Notes by the Company hereunder, the aggregate amount of the Notes which shall have been issued and sold by the Company hereunder and of any debt securities of the Company (other than the Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

                  (o) None of the Company, the Guarantor or any of their respective subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

                  2. Appointment of Agents; Solicitation by the Agents of Offers
                     -----------------------------------------------------------
to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and
------------------------------------------
conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

                  On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

                  The Company reserves the right, in its sole discretion, to reject any offer to purchase Notes, in whole or in part. In addition, the Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

                  Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Notes received by it in whole or in part.

                  The Company agrees to pay each Agent a commission, in the form of a discount, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount
                             ----------
of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

                  Subject to the provisions of this Section 2 and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such times and in such amounts as such Agent deems advisable. The Company may appoint additional agents in connection with the offering of the Notes; provided that (i) the Company promptly notifies the
                       -------- ----
Agents of such appointment and (ii) the commission paid to any such additional agent with respect to the sale of Notes by the Company as a result of a solicitation made by such additional agent does not exceed that percentage specified in Schedule I hereto of the aggregate principal amount of such Notes sold by the Company; and provided further that, unless the appointment of such
                         -------- ------- ----
additional agent is expressly limited to the solicitation of offers to purchase a specified principal amount of Notes on specified terms, such additional agent enters into an agreement with the Company making such agent an Agent under this Agreement or enters into an agreement with the Company on terms which are substantially similar to those contained in this Agreement, which agreement shall include appropriate changes to reflect the arrangements between the Company and such additional agent. The Company may from time to time offer Notes for sale other than through an Agent.

                  Each Agent agrees that in carrying out the transactions contemplated by this Agreement, it will observe and comply with all state securities or Blue Sky Laws, regulations, rules and ordinances in any jurisdiction in which the Notes may be offered, sold or delivered applicable to it as Agent hereunder. Each Agent agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any publicly distributed circular relating to the Notes other than the Prospectus, as then amended and supplemented, except in any such case with the express consent of the Company.

                  (b) Subject to the terms and conditions stated herein, whenever the Company and any Agent determine that the Company shall sell Notes directly to such Agent as Purchaser, each such sale of Notes shall be made in accordance with the terms of this Agreement and, unless otherwise agreed by the Company and such Agent, any supplemental agreement relating thereto between the Company and the Purchaser. Without prior notice to the Company, no purchase by an Agent as principal of any Notes shall be made other than pursuant to such a supplemental agreement. Each such supplemental agreement (which may be (i) an oral agreement between an authorized officer of the Company and such Agent promptly confirmed in writing (including facsimile transmission), provided such oral agreement contains all the information, as applicable, specified in Exhibit
                                                                         -------
B hereto or (ii) a written agreement, provided such written agreement is
-
substantially in the form of Exhibit B hereto) is herein referred to as a "Terms
                             ---------
Agreement." The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe (whether orally or in writing) the Notes to be purchased by the Purchaser pursuant thereto and confirm the continued effectiveness of the Guaranty, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the redemption provisions, if any, or other terms of such Notes, the Closing Date for such Notes, the place of settlement of the Notes and payment therefor, the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company or its officers, and the letter from the Company's independent public accountants, pursuant to Section 6(b). Such Terms Agreement shall also specify the period of time referred to in Section 4(m).

                  Delivery of the certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the respective Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the respective Terms Agreement. If a Terms Agreement does not contain such settlement details, the settlement details specified in the Procedures shall apply; provided that in such event all references to the Agent and the beneficial owner shall be deemed to refer to the Purchaser.

                  Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at a fixed public offering price or at varying prices determined at the time of sale. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to the dealers or purchasers.

                  3. Offering and Sale of Notes. Each Agent and the Company
                     --------------------------
agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

                  4. Agreements. Each of the Company and the Guarantor agrees
                     ----------
with you that:

                  (a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes, provided that, if such offering and resale of Notes has not terminated prior to the later of the termination of this Agreement or the 60th day following the Closing Date with respect to such Notes, such Purchaser shall have notified the Company that such Notes have not yet been resold), the Company and the Guarantor will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a Pricing Supplement, or (iii) a supplement relating to an offering of debt securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company and the Guarantor will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective,
         (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and the Guarantor will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act, the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) unless the Company shall have determined to suspend the solicitation of offers to purchase Notes pursuant to Section 2 or to terminate this Agreement, prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented

         Prospectus to each of you in such quantities as you may reasonably request; provided, however, that should any such event relate solely to activities of any Purchaser, then such Purchaser shall assume the expense of preparing and furnishing any such amendment or supplement. Notwithstanding any suspension by the Company of solicitation of offers to purchase Notes, the Company's obligations to prepare and file amendments or supplements and supply supplemented Prospectuses shall remain in effect if, at the time the Company gives notice of such suspension, any Purchaser then holds Notes purchased pursuant to a Terms Agreement pursuant to Section 2(b) and in connection with resales of such Notes is required by law to deliver the Prospectus. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraphs (j), (k) and (l) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder. If requested by the Company each Purchaser will inform the Company if it is then holding any Notes purchased pursuant to a Terms Agreement pursuant to
         Section 2(b).

                  (c) During the term of this Agreement, the Company and the Guarantor will timely file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on the date on which the Company or the Guarantor (or as soon as practicable thereafter) makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company or the Guarantor proposes to describe, in a document filed pursuant to the Exchange Act, the Company or the Guarantor, as the case may be, will furnish to each of you the information contained in such announcement. The Company and the Guarantor will notify each of you of any downgrading in the rating of the Notes or any other debt securities of the Company or the Guarantor, respectively, or any action which either of them has actual knowledge to downgrade the rating of the Notes or any other debt securities of the Company or the Guarantor, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), promptly after the Company or the Guarantor learns of any such downgrading or action to downgrade.

                  (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earning statement or statements of the Guarantor and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (e) The Company will furnish to each of you and your counsel, without charge (except as otherwise provided herein), copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

                  (f) The Company and the Guarantor will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors; provided, however, that neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, or to comply with any other requirement reasonably deemed by the Company or the Guarantor to be unduly burdensome.

                  (g) During the term of this Agreement, the Company shall furnish to each of you (i) copies of all annual, quarterly and other reports furnished to stockholders of the Guarantor, (ii) copies of all annual, quarterly and current reports (without exhibits but including documents incorporated by reference therein) of the Guarantor filed with the Commission under the Exchange Act and (iii) such other information concerning the Company or the Guarantor as you may reasonably request from time to time.

                  (h) The Company and the Guarantor shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement, any Terms Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any ratings agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all reasonable out-of-pocket expenses (including without limitation advertising expenses) incurred by you in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with the execution of this Agreement and the reasonable fees and expenses of your counsel incurred from time to time in connection with offering of the Notes.

                  (i) Each acceptance by the Company of an offer to purchase Notes and each delivery of the Notes by the Company will be deemed to be a reconfirmation to you that the representations and warranties of the Company contained in Section 1 are true and correct at the time of such acceptance or delivery, as though made at and as of such time (except that such representations and warranties shall be deemed to relate solely to the Registration Statement as then amended and to the Prospectus as then amended and supplemented to each such time).

                  (j) Except as otherwise provided in subsection (p) of this
         Section 4, each time that the Registration Statement or the Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of debt securities other than the Notes or (ii) a Pricing Supplement), the Company will deliver or cause to be delivered promptly to each of you a certificate or certificates of the Company and the Guarantor, signed by its Chairman of the Board, President and Chief Executive Officer, any Vice President having responsibilities for financial matters, or the Treasurer of the Company and the Guarantor, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(e) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

                  (k) Except as otherwise provided in subsection (p) of this
         Section 4, each time that the Registration Statement or the Prospectus is amended or supplemented (other than by (i) an amendment or supplement relating to any offering of debt securities other than the Notes, (ii) a Pricing Supplement or (iii) an amendment or supplement setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iii) above, in the reasonable judgment of the Agents, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company and the Guarantor shall furnish or cause to be furnished promptly to each of you a written opinion of David R. High, Esq., Associate General Counsel of the Guarantor, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinion referred to in Section 5(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, such counsel may furnish each of you with a letter to the effect that you may rely on such counsel's last opinion to the same effect as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

                  (l) Except as otherwise provided in subsection (p) of this
         Section 4, each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, the Company and the Guarantor shall cause their independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(f) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if
                                                     --------  -------
         the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's or the Guarantor's independent public accountants may limit the scope of such letter to cover the matters set forth in Section 5(f)(i) and (ii)(1); provided
                                                                     --------
         further that after a reading of the "Management's Discussion and
         ------- ----
         Analysis of Financial Condition and Results of Operations" disclosure included in such amendment or supplement, the Agents may request that the scope of such letter be expanded to cover specified information relating to a material event of an accounting, financial or statistical nature included in such amendment or supplement.

                  (m) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its debt securities, including Notes, with maturities or other terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

                  (n) Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to comply with the provisions of subsections (j), (k) and (l) of this Section 4 during any period (which may occur from time to time during the term of this Agreement) for which the Company has instructed the Agents to suspend the solicitation of offers to purchase Notes; provided that, during any
                                                       -------- ----
         such period, any Purchaser does not then hold any Notes for resale purchased pursuant to a Terms Agreement. Upon the Company's request, each Purchaser shall promptly notify the Company as to whether such Purchaser then holds any Notes for resale purchased pursuant to a Terms Agreement. The Company shall be required to comply with the provisions of subsections (b), (j), (k) and (l) of this Section 4 prior to instructing the Agents to resume the solicitation of offers to purchase Notes or prior to entering into a Terms Agreement.

                  5. Conditions to the Obligations of the Agents. The
                     -------------------------------------------
obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of its obligations hereunder and to the following additional conditions:

                  (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to each Agent the opinion of David R. High, Esq., Associate General Counsel of the Guarantor, dated the Execution Time, in form and substance satisfactory to the Agents, to the effect that:

                           (i) Each of the Company and the Guarantor has been
                  duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and each of the Company and the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of their respective businesses, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations of the Company and the Guarantor, as applicable;

                           (ii) the Indenture has been duly authorized, executed
                  and delivered by each of the Company and the Guarantor, has been duly qualified under the Trust Indenture Act, and is a legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company or the Guarantor, as the case may be, in accordance with its terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity;

                           (iii) the creation, issuance and sale of the Notes
                  has been duly and validly authorized by each of the Company and the Guarantor and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement, the Notes will constitute legal, valid and binding obligations of the Company and the Guarantor, enforceable against the Company or the Guarantor, as the case may be, in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity, and will be entitled to the benefits of the Indenture and the Guaranty included in the Indenture; and the Notes conform as to legal matters to the description of the terms thereof contained in the Registration Statement and the Prospectus;

                           (iv) to the best knowledge of such counsel, there is
                  no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or the Guarantor or any of their respective subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company or the Guarantor fairly summarize such matters;

                           (v) the Registration Statement, at the Effective
                  Date, and the Prospectus, at the date it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) and at the date of such opinion (except as to the financial statements and other financial and statistical data contained or incorporated by reference in the Registration Statement and the Prospectus as to which such counsel need express no opinion), complied as to form in all material respects with all applicable requirements of the Act and the Trust Indenture Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to such instructions, rules and regulations are deemed to have complied therewith; the Incorporated Documents (except as to the financial statements and other financial and statistical data contained therein or incorporated by reference as to which such counsel need express no opinion), when filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to such instructions, rules and regulations are deemed to have complied therewith; the Registration Statement has become effective under the Act, and, to the best knowledge of such counsel, no proceedings for a stop order with respect thereto have been instituted or are pending or threatened under Section 8 of the Act;

                           (vi) such counsel has no reason to believe that the
                  Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b), and as of the date of such opinion, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such counsel need not express any belief as to
                  (1) the financial statements or other financial or statistical data contained in or incorporated by reference in the Registration Statement and the Prospectus, (2) any information contained in the Prospectus that was furnished to the Company in writing by any of the Agents expressly for use therein or specified therein to have been obtained from The Depository Trust Company, or (3) statements contained in the Form T-1 filed as an exhibit to the Registration Statement;

                           (vii) this Agreement has been duly authorized
                  executed and delivered by each of the Company and the Guarantor; and

                            (viii) none of the execution and delivery of the
                  Indenture, the issue and sale of the Notes in accordance with this Agreement, or the consummation of any other of the transactions contemplated by this Agreement or the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under, the respective charter or By-Laws of the Company and the Guarantor, as amended, or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company, the Guarantor or any of their respective subsidiaries is a party or is bound, or any order or regulation known to such counsel to be applicable to the Company, the Guarantor or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries.

         In rendering such opinion, such counsel may rely as to matters involving the application of laws of the State of New York, the Federal Securities Laws of the United States and the Federal Income Tax Laws of the United States, to the extent deemed proper and specified in such opinion, upon the opinion of Thelen Reid & Priest LLP, counsel to the Company and the Guarantor.

                  (c) Each Agent shall have received from Thelen Reid & Priest LLP, counsel to the Company and the Guarantor, dated the Execution Time, an opinion to the same effect with respect to the matters enumerated in paragraphs (ii), (iii), (v) (provided that such counsel need not express any opinion as to the documents incorporated by reference in the Registration Statement and the Prospectus, (vii) and
         (ix) (to the extent such paragraph (ix) opines as to the respective charter, as amended, and By-Laws of the Company and the Guarantor) of subsection (b) of this Section 5 as the opinion of David R. High, Esq. As to matters of Pennsylvania Law Thelen Reid & Priest LLP may rely on the opinions of David R. High, Esq.

                  (d) Each Agent shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) The Company and the Guarantor shall have furnished to each Agent a certificate or certificates of the Company and the Guarantor, signed by the respective Chairman of the Board, President and Chief Executive Officer, any Vice President having responsibilities for financial matters, or the Treasurer of the Company and the Guarantor, dated the Execution Time, to the effect that:

                           (i) the representations and warranties of each of the
                  Company and the Guarantor in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and each of the Company and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's or Guarantor's knowledge, threatened;

                           (iii) since the date of the most recent financial
                  statements included in the Prospectus, there has been no material adverse change in the business, properties or condition (financial or other) of the Company, the Guarantor and their respective subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus; and

                           (iv) no proceeding for the dissolution, merger,
                  consolidation or liquidation of the Company or the Guarantor or for the sale of all or substantially all of its assets is pending, or to the best of the signer's knowledge, threatened, other than as described in the Registration Statement and Prospectus or the documents incorporated therein by reference.

                  (f) At the Execution Time, Deloitte & Touche LLP shall have furnished to each Agent a letter, dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                           (i) in their opinion the audited consolidated
                  financial statements and related supplemental schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the published rules and regulations thereunder;

                           (ii) on the basis of a reading of the latest
                  unaudited consolidated financial statements made available by the Guarantor and its subsidiaries; a reading of the minutes of the meetings of the Board of Directors of the Guarantor; and inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters of the Guarantor and its subsidiaries, nothing came to their attention which caused them to believe that:

                                    (1) any unaudited condensed consolidated
                           financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in Quarterly Reports on Form 10-Q under the Exchange Act; and said unaudited condensed consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                                    (2) with respect to the period subsequent to
                           the date of the most recent financial statements (other than any capsule information) included or incorporated by reference in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the consolidated capital stock, short-term indebtedness or long-term debt of the Guarantor and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from the end of the most recent fiscal year of the Guarantor to the date of the most recent available consolidated financial statements of the Guarantor there was any decrease in consolidated net assets or there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income, income before interest charges, net income, or the ratio of earnings to fixed charges (all determined on a consolidated basis), except in all instances for changes or decreases set forth in such letter; or

                                    (3) the amounts included in any unaudited
                           "capsule" information included or incorporated by reference in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                           (iii) they have compared certain dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information specified by the Agents (A) which appear or are incorporated by reference in the Guarantor's Annual Report on Form 10-K incorporated by reference in the Registration Statement and the Prospectus in Item 1 under the captions "General," "Financial Condition," "Construction," "Rate Matters," "Electric Operations," "Fossil Fuel," "Long-Term Power Sales," "Nuclear Fuel," "Nuclear Decommissioning" and in Item 6 under the caption "Selected Financial Data," and in Item 7 under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (B) which appear in Part I of any of the Guarantor's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Ratio of Earnings to Fixed Charges" and "Operating Statistics (Unaudited)" (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Guarantor subject to the internal controls of the Guarantor's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. All financial statements included in material incorporated by reference in the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

                  (g) On and as of each Closing Date with respect to the sale by the Company of Notes, counsel for the Agents shall have received copies of (i) all documents required to be delivered to the Trustee under the Indenture by the Company and the Guarantor in connection with the issuance of Notes on such date.

                  (h) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing by facsimile.

                  The documents required to be delivered by this Section 5 at the Execution Time shall be delivered at the office of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019.

                  6. Conditions to the Obligations of the Purchaser. The
                     ----------------------------------------------
obligations of the Purchaser to purchase any Notes will be subject to the accuracy (to the extent set forth below in subsection (b)) of the representations and warranties on the part of the Company and the Guarantor herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by each of the Company and the Guarantor of all covenants and agreements in all material respects herein contained on its part to be performed and observed and to the following additional conditions precedent:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or threatened;

                  (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company and the Guarantor, dated as of the Closing Date, to the effect set forth in
         Section 5(e), (ii) the opinion of David R. High, Esq., Associate General Counsel of the Guarantor, dated as of the Closing Date, substantially to the effect set forth in Section 5(b) (provided, that,
                                                                --------  ----
         unless otherwise agreed in the Terms Agreement, the opinions set forth in Section 5(b)(iv) shall be deemed to speak as of the later of the Execution Time or such other date on which such opinions of such counsel shall have been furnished to the Purchaser if such opinion has been previously furnished within one year of such Closing Date), (iii) the opinion of Thelen Reid & Priest LLP, counsel to the Company and the Guarantor, dated as of the Closing Date, substantially to the effect set forth in Section 5(c), (iv) the opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Purchaser, dated as of the Closing Date, substantially to the effect set forth in Section 5(d), and (v) the letter of Deloitte & Touche LLP, independent public accountants for the Company and the Guarantor, dated as of the Closing Date, substantially to the effect set forth in Section 5(f); provided,
                                                                      --------
         however, that references to the Registration Statement and the
         -------
         Prospectus in such certificate, opinions and letter shall be to the Registration Statement and the Prospectus as then amended and supplemented.

                  (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone and confirmed in writing by facsimile transmission.

                  7. Right of Person Who Agreed to Purchase to Refuse to
                     ---------------------------------------------------
Purchase. The Company agrees that any person who has agreed to purchase and pay
--------
for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

                  8. Indemnification and Contribution. (a) Each of the Company
                     --------------------------------
and the Guarantor agrees to indemnify and hold harmless each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Prospectus or any preliminary prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                --------
however, that (i) neither the Company nor the Guarantor will be liable in any
-------
such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any of you specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to the Prospectus or any preliminary prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary prospectus was corrected in the Prospectus (or the Prospectus as supplemented); provided that, copies of the Prospectus (or the Prospectus as
               -------- ----
supplemented) were sufficiently and timely provided to you. This indemnity agreement will be in addition to any liability which the Company or the Guarantor may otherwise have.

                  (b) Each of you agrees to indemnify and hold harmless the Company and the Guarantor, each of their directors, each of their officers who signs the Registration Statement and each person who control either the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to you, but only with reference to written information relating to such of you furnished to the Company or the Guarantor by such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company and the Guarantor acknowledge that the statements set forth in [the last paragraph of the cover page, and in the paragraph regarding market-making activities of the Agents under the heading "Plan of Distribution", of the Prospectus Supplement constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct].

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such
                        --------  -------
action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel retained in the indemnified parties' reasonable judgment), representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Guarantor on grounds of policy or otherwise, the Company, the Guarantor and each of you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company, the Guarantor and any of you may be subject in such proportion so that each of you is responsible for that portion represented by the percentage that the aggregate commissions received by such of you pursuant to Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by each of you if such commissions had been payable), bears to the aggregate principal amount of such Notes sold and the Company is responsible for the balance; provided, however, that (y) in no case shall any of you be responsible for any
--------  -------
amount in excess of the commissions received by such of you in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable) and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Company and the Guarantor who shall have signed the Registration Statement and each director of the Company and the Guarantor shall have the same rights to contribution as the Company and the Guarantor, respectively, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d). For purposes of this paragraph (d), any notice provided for indemnification under this Section 8 will be deemed to constitute notice for purposes of this paragraph (d).

                  9. Termination. (a) This Agreement will continue in effect
                     -----------
until terminated as provided in this Section 9. This Agreement may be terminated by either the Company or the Guarantor as to any of you or any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given, and in any event this Agreement shall terminate on the date when all of the Notes have been issued, delivered and paid for hereunder. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fifth paragraph of Section 2(a), Section 4(h), Section 8 and Section 10.

                  (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) the Purchaser shall exercise its right to refuse to purchase the Notes which are the subject of such Terms Agreement in accordance with the provisions of Section 7, or (ii) there shall have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the judgment of the Purchaser, impractical to market the Notes or enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Company or the Guarantor shall have been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium shall have been declared by either Federal or New York authorities, or (v) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company or the Guarantor as of the date of the applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company or the Guarantor on what is commonly termed a "watch list" for possible downgrading.

                  10. Representations and Indemnities to Survive. The respective
                      ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their respective officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company or the Guarantor or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes.

                  11. Notices. Unless otherwise provided herein, any
                      -------
communication hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telecopied and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 411 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1905, telecopy number:
412-393-6004, attention of the Treasurer and if sent to the Guarantor, will be mailed, delivered or telecopied and confirmed to it at Cherrington Corporate Center, Suite 100, 500 Cherrington Parkway, Corapolis, Pennsylvania 15108-3189, telecopy number 412-269-0799.

                  12. Successors. This Agreement will inure to the benefit of
                      ----------
and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  13. Applicable Law. This Agreement will be governed by and
                      --------------
construed in accordance with the laws of the State of New York.

                  14. Counterparts. This Agreement may be simultaneously
                      ------------
executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and you.

                                            Very truly yours,

                                            DQE CAPITAL CORPORATION



                                            By:
                                               ----------------------
                                                   Name:
                                                   Title:


                                            DQE, INC.



                                            By:
                                               ----------------------
                                                 Name:
                                                 Title:



The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

[UNDERWRITER]



By:
   --------------------------
     Name:
     Title:

                                   SCHEDULE I


Commissions:
-----------

                  The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold by such Agent:

                          Term                                  Commission Rate
                          ----                                  ---------------

From 9 months to less than 1 year                                      %
From 1 year to less than 18 months                                     %
From 18 months to less than 2 years                                    %
From 2 years to less than 3 years                                      %
From 3 years to less than 4 years                                      %
From 4 years to less than 5 years                                      %
From 5 years to less than 6 years                                      %
From 6 years to less than 7 years                                      %
From 7 years to less than 10 years                                     %
From 10 years to less than 15 years                                    %
From 15 years to less than 20 years                                    %
From 20 years up to and including 40 years                             %


Address for Notice to You:
-------------------------

                  Notices to [Agents]

                                                                EXHIBIT A




                             DQE Capital Corporation
                           Medium-Term Notes, Series A
                            Administrative Procedures


                  Medium-Term Notes, Series A (the "Notes"), are to be offered on a continuing basis by DQE Capital Corporation (the "Company") and will be unconditionally guaranteed by DQE, Inc., as guarantor (the "Guarantor"). [Agents], as agents (each an "Agent" and collectively the "Agents"), have agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Selling Agency Agreement among the Company, the Guarantor and the Agents dated _________, 1998 (the "Agency Agreement") to which these administrative procedures are attached as Exhibit A.

                  The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

                  The Notes will be issued under an Indenture, dated as of ___________, 1999 (the "Indenture") among the Company, the Guarantor and
_______________, as trustee (the "Trustee"). [_______________] will act as the paying agent (the "Paying Agent") for the payment of principal of and premium, if any, and interest on the Notes and will perform, as the Paying Agent, unless otherwise specified, the other duties specified herein. [____________] will act as the authenticating agent (the "Authenticating Agent") under the Indenture.

                  The Notes will rank equally and ratably with all other Notes outstanding or hereafter issued under the Indenture. The Notes have been registered with the Securities and Exchange Commission (the "Commission") and will bear interest at [floating/fixed] rates.

                  Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Prospectus (as defined in Section 1(c) of the Agency Agreement), an owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

                  The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Administrative procedures applicable to both Book-Entry Notes and Certificated Notes are set forth in Part III hereof. Administrative responsibilities, document control and record-keeping functions will be handled for the Company by [its Chief Financial

Officer or its Treasurer]. The Company will advise the Agents, the Paying Agent and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents, the Paying Agent and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

                  To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture or the Agency Agreement, the relevant provisions of the Notes, the Indenture and the Agency Agreement shall control. Unless otherwise defined herein, terms defined in the Indenture shall be used herein as therein defined.


PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

                  In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Paying Agent will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations to be delivered from the Company and the Paying Agent to DTC and a Medium-Term Note Certificate Agreement between the Paying Agent and DTC, dated as of _______, 1999, as the same may be amended from time to time, to include the Notes (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                     On any date of settlement (as defined under
--------                      "Settlement" below) for one or more Book-Entry
                              Notes, the Company will issue a single global security in full registered form without coupons
                              (a "Global Security") representing up to $[150,000,000] principal amount of all such Notes that have the same interest rate, date of maturity
                              ("Maturity Date"), redemption provisions, if any, or provisions for the repayment or purchase by the Company at the option of the Holder, if any, and other terms and provisions (collectively, the "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Authenticating Agent. No Global Security will represent any Certificated Note.

Identification
Numbers:                      The Paying Agent or the Company has arranged with
-------                       the CUSIP Service Bureau of Standard & Poor's
                              Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers
                              (including tranche numbers), which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing the Book-Entry
                              Notes. The Paying Agent or the Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to DTC a written list of 900 CUSIP numbers of such series. The Paying Agent will assign CUSIP numbers to Global Securities as described below under Settlement Procedure

                              "B". It is expected that DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Paying Agent has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of the series remain unassigned to Global Securities, and if it deems necessary, the Paying Agent will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Paying Agent shall deliver a list of such additional CUSIP numbers to the Company and DTC.

Registration:                 Each Global Security will be registered in the
------------                  name of Cede & Co., as nominee for DTC, on the
                              Security Register maintained under the Indenture.
                              It is expected that the beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and it is expected that DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                    Transfers of a Book-Entry Note will be
---------                     accomplished by book entries made by DTC and, in
                              turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferees and transferors of such Note.

Consolidations:               Upon receipt of instructions from the Company, the
--------------                Paying Agent may deliver to DTC and the CUSIP
                              Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more
                              Outstanding Global Securities that represent
                              Book-Entry Notes having the same Terms and for which interest has been paid to the same date,
                              (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date
                              (as defined below) for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global
                              Security. Upon receipt of such a notice, it is expected that DTC will send to its Participants
                              (including the Paying Agent) a written
                              reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Paying Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                              Securities to be exchanged will no longer be valid. On the specified exchange date, the Paying
                              Agent will exchange such Global Securities for a single Global Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged
                              Global Securities will, in accordance with CUSIP
                              Service Bureau procedures, be canceled and not reassigned until the Book-Entry Notes represented by such exchanged Global Securities have matured or been redeemed. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed
                              $[150,000,000] in aggregate principal amount, one
                              Global Security will be authenticated and issued to represent each $[150,000,000] of principal amount of the exchanged Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
                              "Denominations" below).

Maturities:                   Each Book-Entry Note will mature on a date not
----------                    less than nine months nor more than 40 years after
                              the date of settlement for such Note.

Denominations:                Book-Entry Notes will be issued in principal
-------------                 amounts of $1,000 or any integral multiple
                              thereof. Global Securities will be denominated in principal amounts not in excess of $[150,000,000].
                              If one or more Book-Entry Notes having an aggregate principal amount in excess of $[150,000,000] would, but for the preceding sentence, be represented by a single Global
                              Security, then one Global Security will be issued to represent each $[150,000,000] principal amount of such Book-Entry Note or Notes and an additional
                              Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global
                              Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                     General: Interest on each Book-Entry Note will
--------                      -------
                              accrue from and include the original issue date of, or the last date to which interest has been paid on, the Global Security representing such Note. Each payment of interest on a Book-Entry
                              Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date or, upon earlier redemption or repayment, the date of such redemption or repayment (the "Redemption Date"), as the case may be. Interest payable on the Maturity Date or the Redemption Date of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. It is expected that [Standard & Poor's Corporation] will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly Note report published by [Standard & Poor's Corporation].

                              Record Dates. The record date with respect to any
                              ------------
                              Interest Payment Date is the date fifteen calendar days next preceding such Interest Payment Date (each, a "Regular Record Date").

                              Interest Payment Dates. Interest payments on
                              ----------------------
                              Book-Entry Notes will be made on the days of each year set forth in the applicable Pricing Supplement (as defined under "Preparation of Pricing Supplement" in Part III below) (each, an "Interest Payment Date") and on the Maturity Date or the Redemption Date; provided, however, that in
                                                      --------  -------
                              the case of a Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Payments of
Principal and
Interest:                     Payment of Interest Only. Promptly after each
--------                      ------------------------
                              Regular Record Date, the Paying Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest
                              Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. It is expected that DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate Note reports published by [Standard &
                              Poor's Corporation]. The Company will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than on the Maturity Date), and the Paying Agent will pay such amount to DTC at the times and in the manner set forth under "Manner of Payment" below. If any Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                              Payments on Maturity Date, Etc. On or about the
                              ------------------------------
                              first Business Day of each month, the Paying Agent will deliver to the Company and DTC a written list of principal and, to the extent known at such time, interest to be paid on each Global Security maturing either on the Maturity Date or the Redemption Date in the following month. The Company and DTC will confirm with the Paying Agent the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or the Redemption Date, as the case may be, of such Global Security. The Company will pay to the Paying Agent the principal amount of such Global Security, together with interest due on such Maturity Date or Redemption Date. The Paying Agent will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If the Maturity Date or the Redemption Date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or the Redemption Date. Promptly after payment to DTC of the principal and interest due at the Maturity Date or the Redemption Date of such Global Security, the Paying Agent will cancel such Global Security in accordance with the terms of the Indenture.

                              Manner of Payment. The total amount of any
                              -----------------
                              principal and interest due on Global Securities on any Interest Payment Date or on the Maturity Date or the Redemption Date shall be paid by the Company to the Paying Agent in immediately available funds for use by the Paying Agent on such date. The Company will make such payment on such Global Securities by wire transfer to the Paying Agent or by the Paying Agent's debiting the account of the Company maintained with the Paying Agent. The Company will confirm such instructions in writing to the Paying Agent. Prior to 10:00 A.M. (New York City time) on each Maturity Date or Redemption Date or as soon as possible thereafter, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously agreed to with DTC) to an account at the Federal Reserve Bank of New York previously agreed to with DTC, in same day funds, each payment of principal (together with interest thereon) due on Global Securities on any Maturity Date or Redemption Date. On each Interest Payment Date, interest payments shall be made to DTC or its nominee in same day funds in accordance with existing arrangements between the Paying Agent and DTC. Thereafter, on each such date, it is expected that DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company, the Trustee nor the Paying Agent shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                              Withholding Taxes. The amount of any taxes
                              -----------------
                              required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement:                   The receipt by the Company of immediately
----------                    available funds in payment for a Book-Entry Note
                              and the authentication and issuance of the Global
                              Security representing such Note shall constitute
                              "settlement" with respect to such Note. All orders accepted by the Company will be settled on the fifth Business Day following the date of sale of a Book-Entry Note unless the Company and the purchaser agree to settlement on another day that shall be no earlier than the next Business Day.

Settlement
Procedures:                   Settlement Procedures with regard to each
----------                    Book-Entry Note sold by the Company through an
                              Agent, as agent, shall be as follows:

                              A. Such Agent will confirm that the transaction is an agency transaction and advise the Company by telephone or facsimile (facsimile no. [__________, Attn: _________________]) of the following settlement information:

                                   1.   Principal amount.

                                   2.   Maturity Date.

                                   3.   Interest rate.

                                   4.   Redemption provisions, if any, or
                                        provisions for the repayment or purchase by the Company at the option of the Holder, if any.

                                   5.   Settlement date.

                                   6.   Issue price.

                                   7.   Agent's commission, determined as
                                        provided in Section 2(a) of the Agency
                                        Agreement.

                                   8.   Any other Terms.

                              B. The Company will advise the Paying Agent by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of such Agent. The Paying Agent will assign a CUSIP number to the Global Security representing such Note and notify the Company of such number. The Company will notify the Agent of such CUSIP number by telephone or electronic transmission as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to the Trustee and the Paying Agent and each Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) the Global Security representing such Note will conform with the terms of the Indenture pursuant to which such Note and Global Security are issued and (iii) upon authentication and delivery of such Global Security, the aggregate principal amount of all Notes issued under the Indenture will not exceed $300,000,000 (except for Global Securities or Notes represented by and authenticated and delivered in exchange for or in lieu of Notes in accordance with the Indenture).

                              C. The Paying Agent will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, such Agent and [Standard & Poor's Corporation]:

                                   1.   The information set forth in Settlement
                                        Procedure "A".

                                   2.   CUSIP number of the Global Security
                                        representing such Note.

                                   3.   Whether such Global Security will
                                        represent any other Book- Entry Note (to the extent known at such time).

                              D. The Authenticating Agent will complete and authenticate the Global Security representing such Note.

                              E. It is expected that DTC will credit such Note to the Paying Agent's participant account at DTC.

                              F. The Paying Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Paying Agent's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Paying Agent's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Paying Agent to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated by the Authenticating Agent and (b) the Paying Agent is holding such Global Security pursuant to the MTN Certificate Agreement.

                              G. Such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and
                                   (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                              H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                              I. The Paying Agent will, upon receipt of funds from the Agent, wire transfer to the account of the

                                   Company maintained at [name and location of bank] (for credit to DQE Capital Corporation, Account No. ____________)] in immediately available funds in the amount transferred to the Paying Agent in accordance with Settlement Procedure "F".

                              J. Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement
Procedures
Timetable:                    For orders of Book-Entry Notes solicited by an
---------                     Agent, as agent, and accepted by the Company for
                              settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times
                              (New York City time) set forth below:

                              Settlement
                              Procedures                 Time
                              ----------                 ----

                              A        11:00 A.M. on the sale date
                              B        12:00 Noon on the sale date
                              C         2:00 P.M. on the sale date
                              D         9:00 A.M. on the settlement date
                              E        10:00 A.M. on the settlement date
                              F-G       2:00 P.M. on the settlement date
                              H         4:45 P.M. on the settlement date
                              I-J       5:00 P.M. on the settlement date

                              If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date with respect to Settlement Procedures "A" and "B", respectively, and no later than 2:00 P.M. on the Business Day before the settlement date, with respect to Settlement Procedure "C". Settlement Procedures "H" and "I" are subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                              If settlement of a Book-Entry Note is rescheduled or canceled, the Company will notify the Trustee and instruct the Paying Agent by no later than 12:00 noon to deliver to DTC a cancellation message to such effect on the Business Day immediately preceding the scheduled settlement date and the Paying Agent will enter such message no later than 2:00 P.M. through DTC's Participation Terminal System.

Monthly
Reports:                      Monthly, the Paying Agent will send to the Company
-------                       and the Trustee a statement setting forth the
                              principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Paying Agent but which have not yet been settled.

Failure to
Settle:                       If the Paying Agent or the Agent fails to enter an
------                        SDFS deliver order with respect to a Book-Entry
                              Note pursuant to Settlement Procedure "F" or "G", the Paying Agent may upon the approval of the Company deliver to DTC, through DTC's Participant
                              Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the Paying Agent's participant account, provided that the Paying Agent's participant account contains a principal amount of the Global
                              Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global
                              Security, the Paying Agent will cause such Global
                              Security to be "canceled" in accordance with the provisions of the Indenture, make appropriate entries in the Paying Agent's records and send such canceled Global Security to the Company. The
                              CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not reassigned until the Book-Entry Notes represented by such Global
                              Security have matured or been redeemed. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Paying Agent will exchange such Global Security for another
                              Global Security, which shall represent the Book-Entry Notes previously represented by the surrendered Global Security with respect to which a withdrawal message has not been processed and shall bear the CUSIP number of the surrendered
                              Global Security.

                              If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "F", respectively. Thereafter, the Paying Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder or under the Agency Agreement, then the Company will reimburse such Agent or the Paying Agent as applicable on an equitable basis for the loss of the use of funds during the period when they were credited to the account of the Company.

                              Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Authenticating Agent will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.


PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES


         The Paying Agent will serve as registrar in connection with the Certificated Notes.

Maturities:                   Each Certificated Note will mature on a date not
----------                    less than nine months and not more than 40 years
                              after the date of delivery by the Company of such Note.

Price to Public:              Each Certificated Note will be issued at the
---------------               percentage of principal amount specified in the
                              Pricing Supplement relating to such Note.

Denominations:                The denomination of any Certificated Note will be
-------------                 a minimum of $1,000 or any amount in excess
                              thereof which is an integral multiple of $1,000.

Registration:                 Certificated Notes will be issued only in fully
------------                  registered form.

Interest:                     General. Interest on each Certificated Note will
--------                      -------
                              accrue from and include the original issue date of, or the last date to which interest has been paid on, such Note. Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date or, upon earlier redemption, the Redemption Date, as the case may be. Interest payable on the Maturity Date or the Redemption
                              Date of a Certificated Note will be payable to the person to whom the principal of such Note is payable.

                              Record Dates. The record dates with respect to the
                              ------------
                              Interest Payment Dates shall be the Regular Record Dates.

                              Interest Payment Dates. Interest payments on
                              ----------------------
                              Certificated Notes will be made on each Interest Payment Date and on the Maturity Date or the Redemption Date; provided, however, that in the
                                               --------  -------
                              case of a Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Payments
of Principal
and Interest:                 Interest will be payable to the person in whose
------------                  name a Certificated Note is registered at the
                              close of business on the Regular Record Date next
                              preceding an Interest Payment Date; provided,
                                                                  --------
                              however, that, in the case of a Certificated Note
                              -------
                              originally issued between a Regular Record Date and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name such Note was registered at the close of business on such next
                              Regular Record Date. Unless other arrangements are made acceptable to the Company, all interest payments (excluding interest payments made on the Maturity Date or the Redemption Date) on a Certificated Note will be made by check mailed to the person entitled thereto as provided above.

                              The Paying Agent will pay the principal amount of each Certificated Note on the Maturity Date upon presentation of such Certificated Note. Such payment, together with payment of interest due on the Maturity Date, will be made from funds deposited with the Paying Agent by the Company.

                              The Paying Agent will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                              Within 10 days following each Regular Record Date, the Paying Agent will inform the Company of the total amount of the interest payments to be made by the Company on the next succeeding Interest Payment Date. The Paying Agent will provide monthly to the Company a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month.

                              If any Interest Payment Date, Maturity Date or, upon earlier redemption, Redemption Date, is not a Business Day, the payment due on such date shall be made on the next succeeding Business Day, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or Redemption Date, as the case may be.

Settlement:                   The settlement date with respect to any offer to
----------                    purchase Certificated Notes accepted by the
                              Company will be a date on or before the fifth
                              Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser and the Company and shall be specified upon acceptance of such offer. The Company will instruct the Paying Agent to effect delivery of each Certificated Note no later than 1:00 P.M., New York City time, on the settlement date to the presenting Agent (as defined under "Preparation of Pricing Supplement" in Part III below) for delivery to the purchaser.

Settlement
Procedures:                   For each offer to purchase a Certificated Note
----------                    that is accepted by the Company, the Presenting
                              Agent will provide (unless provided by the purchaser directly to the Company) by telephone the following information to the Company:

                              1. Name in which such Note is to be registered (the "Registered Owner").

                              2.   Address of the Registered Owner and, if
                                   different, address for payment of principal and interest.

                              3.   Taxpayer identification number of the
                                   Registered Owner.

                              4.   Principal amount.

                              5.   Maturity Date.

                              6.   Interest Rate, interest payment dates,
                                   including without limitation all necessary information with respect to floating rate notes, and initial interest payment date.

                              7. Redemption provisions, if any, or provisions for the repayment or repurchase by the Company at the option of the Holder, if any.

                              8.   Settlement date.

                              9.   Issue price.

                              10.  Agent's commission, determined as provided in
                                   Section 2(a) of the Agency Agreement.

                              11.  Any other Terms.

                              The Agent that presented such offer (the
                              "Presenting Agent") will advise the Company of the foregoing information (unless provided by the purchaser directly to the Company) for each offer to purchase a Certificated Note solicited by such Agent and accepted by the Company in time for the Authenticating Agent to prepare and authenticate the required Certificated Note. Before accepting any offer to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that the Authenticating Agent will have adequate time to prepare and authenticate such Note. After receiving from the Presenting Agent the details for each offer to purchase a Certificated Note that has been accepted by the Company, the Company will, after recording the details and any necessary calculations, provide appropriate documentation to the Authenticating Agent, including the information provided by the Presenting Agent necessary for the preparation and authentication of such Note.

Note Deliveries
and Cash Payment:             Upon receipt of appropriate documentation and
                              instructions, the Company will cause the Authenticating Agent to prepare and authenticate the pre-printed 4-ply Certificated Note packet containing the following documents in forms approved by the Company, the Presenting Agent and the Authenticating Agent:

                              1. Note with customer receipt.

                              2. Stub 1 - For the Presenting Agent.
                              3. Stub 2 - For the Company.
                              4. Stub 3 - For the Authenticating Agent.

                              Each Certificated Note shall be authenticated on the settlement date therefor. The Authenticating Agent will authenticate each Certificated Note and deliver it (with the confirmation) to the Presenting Agent (and deliver the stubs as indicated above), all in accordance with written or electronic instructions (or oral instructions, confirmed in writing (which may be given by telex or telecopy) on the next Business Day) from the Company. Delivery by the Authenticating Agent of each Certificated Note will be made in accordance with said instructions against receipts therefor and in connection with contemporaneous receipt by the Company from the Presenting Agent on the settlement date in immediately available funds of an amount equal to the issue price of such Note less the Presenting Agent's commission.

                              Upon verification ("Verification") by the
                              Presenting Agent that a Certificated Note has been prepared and properly authenticated by the Authenticating Agent and registered in the name of the purchaser in the proper principal amount and other terms in accordance with the aforementioned confirmation, payment will be made to the Company by the Presenting Agent the same day as the Presenting Agent's receipt of the Certificated
                              Note in immediately available funds. Such payment shall be made by the Presenting Agent only upon prior receipt by the Presenting Agent of immediately available funds from or on behalf of the purchaser unless the Presenting Agent decides, at its option, to advance its own funds for such payment against subsequent receipt of funds from the purchaser.

                              Upon delivery of a Certificated Note to the Presenting Agent, Verification by the Presenting Agent and the giving of instructions for payment, the Presenting Agent shall promptly deliver such Note to the purchaser.

                              In the event any Certificated Note is incorrectly prepared, the Authenticating Agent shall promptly issue a replacement Certificated Note in exchange for such incorrectly prepared Note.

Failure
to Settle:                    If the Presenting Agent, at its own option, has
                              advanced its own funds for payment against subsequent receipt of funds from the purchaser, and if the purchaser shall fail to make payment for the Certificated Note on the Settlement Date therefor, the Presenting Agent will promptly notify the Authenticating Agent and the Company by telephone, promptly confirmed in writing (but no later than the next Business Day).
                              In such event, the Company shall promptly provide the Authenticating Agent with appropriate documentation and instructions consistent with these procedures for the return of the Certificated Note to the Authenticating Agent and the Presenting Agent will promptly return the Certificated Note to the Authenticating Agent.
                              Upon (i) confirmation from the Authenticating
                              Agent in writing (which may be given by telex or telecopy) that the Authenticating Agent has received the Certificated Note and upon (ii) confirmation from the Presenting Agent in writing
                              (which may be given by telex or telecopy) that the Presenting Agent has not received payment from the purchaser (the matters referred to in clauses (i) and (ii) are referred to hereinafter as the "Confirmations"), the Company will promptly pay to the Presenting Agent an amount in immediately available funds equal to the amount previously paid by the Presenting Agent in respect of such Note. Assuming receipt of the Certificated Note by the Authenticating Agent and of the Confirmations by the Company, such payment will be made on the settlement date, if reasonably practical, and in any event not later than the Business Day following the date of receipt of the Certificated
                              Note and Confirmations. If a purchaser shall fail to make payment for the Certificated Note for any reason other than the failure of the Presenting
                              Agent to provide the necessary information to the Company as described above for settlement or to provide a confirmation to the purchaser within a reasonable period of time as described above or otherwise to satisfy its obligations hereunder or in the Agency Agreement, and if the Presenting
                              Agent shall have otherwise complied with its obligations hereunder and in the Agency Agreement, the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                              Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Authenticating Agent will void such Note, make appropriate entries in its records and send such canceled Note to the Company, and upon such action, the Certificated Note will be deemed not to have been issued, authenticated and delivered.

PART III:  ADMINISTRATIVE PROCEDURES APPLICABLE TO BOTH BOOK-
              ENTRY NOTES AND CERTIFICATED NOTES



Procedure for
Rate Setting
and Posting:                  The Company and the Agents will discuss from time
-----------                   to time the aggregate amount of, the issuance
                              price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of offers by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit offers (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance
of Offers:                    If the Company posts prices and rates as provided
                              above, each Agent as agent for and on behalf of the Company, shall promptly accept offers received by such Agent to purchase Notes at the prices and rates so posted, subject to (i) any instructions from the Company received by such Agent concerning the aggregate principal amount of such Notes to be sold at the prices and rates so posted or the period during which such posted prices and rates are to be in effect, (ii) any instructions from the Company received by such Agent changing or revoking any posted prices and rates, (iii) compliance with the securities laws of the United
                              States and all other relevant jurisdictions and
                              (iv) such Agent's right to reject any such offer as provided below.

                              If the Company does not post prices and rates and an Agent receives an offer to purchase Notes or, if while posted prices and rates are in effect, an Agent receives an offer to purchase Notes on terms other than those posted by the Company, such Agent will promptly advise the Company of each such offer other than offers rejected by such Agent as provided below. The Company will have the sole right to accept any such offer to purchase Notes. The Company may reject any such offer in whole or in part.

                              Each Agent may, in its discretion reasonably exercised, reject any offer to purchase Notes received by it in whole or in part.

Preparation of
Pricing
Supplement:                   If any offer to purchase a Note is accepted by the
----------                    Company, the Company and the Guarantor, with the
                              approval of the Presenting Agent, will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Note and identifying the Presenting Agent, and will arrange to have ten copies filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least 10 copies thereof
                              (or additional copies if requested) to the Presenting Agent. At least one copy of such Pricing Supplement shall be delivered to the Presenting Agent not later than the close of the first Business Day immediately following the date on which such offer to purchase is accepted. Any such Pricing Supplement may be delivered to the Presenting Agent as follows: (i) if to [Underwriter], to ___________, Attention: ______,
                              Tel. No. ______________, Facsimile No.
                              ___________, and also for record keeping purposes to ___________, Attention: ____________, Tel. No.
                              ___________, Facsimile No. _____________; (ii) if
                              to [Underwriter], to ___________, Attention:
                              ____________, Tel. No. __________, Facsimile No.
                              ___________ and (iii) if to [Underwriter], to
                              _____________, Attention: ____________, Facsimile
                              No. ____________, and for record keeping purposes to ______________, Attention: _____________,
                              Telephone No. _____________, Facsimile
                              No.____________. The Presenting Agent will cause a
                              Prospectus and Pricing Supplement to be delivered to the purchaser of such Note.

                              A copy of the Pricing Supplement should also be sent to the following: [the Trustee]; Thelen Reid & Priest; Milbank, Tweed, Hadley & McCloy LLP; and [rating agencies].

                              In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of
Solicitation;
Amendment or
Supplement of
Prospectus:                   The Company may instruct the Agents to suspend at
----------                    any time, for any period of time or permanently,
                              the solicitation of offers to purchase Notes. Upon receipt of such instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the

                              Company until such time as the Company has advised them that such solicitation may be resumed.

                              If the Company and the Guarantor decide to amend or supplement the Registration Statement (as defined in Section 1(c) of the Agency Agreement) or the Prospectus (except for a supplement relating to an offering of securities other than the Notes), they will promptly advise the Agents, the Paying Agent and the Trustee and will furnish the Agents, the Paying Agent and the Trustee with the proposed amendment or supplement in accordance with the terms of, and its obligations under, the Agency Agreement. The Company will, consistent with such obligations, promptly advise each Agent, the Paying Agent and the Trustee whether orders outstanding at the time each Agent suspends solicitation may be settled and whether copies of such Prospectus and Prospectus Supplement as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus, Prospectus Supplement and Pricing Supplement may not be so delivered.

                              The Company and the Guarantor will file with the Commission, as co-registrants, any supplement to the Prospectus relating to the Notes, provide the Agents with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424.

Confirmation:                 For each offer to purchase a Note solicited by an
------------                  Agent and accepted by or on behalf of the Company,
                              the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Paying Agent Not
to Risk Funds:                Nothing herein shall be deemed to require the
-------------                 Paying Agent to risk or expend its own funds in
                              connection with any payment to the Company, or the Agents or the purchaser or a holder, it being understood by all parties that payments made by the Paying Agent to the Company, the Agents or a holder shall be made only to the extent that funds are provided to the Paying Agent for such purpose.

Authenticity
of Signatures:                The Company will furnish the Agents from time to
-------------                 time with the specimen signatures of each of the
                              Authenticating Agent's officers, employees or agents who has been authorized by the Authenticating Agent to authenticate Notes, but the Agents will have no obligation or liability to the Company, the Guarantor or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Authenticating Agent on any such Note.

Payment of
Expenses:                     Each Agent shall forward to the Company, on a
--------                      monthly basis, a statement of the reasonable
                              out-of-pocket expenses incurred by such Agent during that month which are reimbursable to it pursuant to the terms of the Agency Agreement. The
                              Company will remit payment to the Agents currently on a monthly basis.

Delivery of
Prospectus:                   A copy of the Prospectus, Prospectus Supplement
----------                    and Pricing Supplement relating to a Note must
                              accompany or precede the earliest of any written offer of such Note, confirmation of the purchase of such Note or payment for such Note by its purchaser. If notice of a change in the terms of the Notes is received by an Agent between the time an order for a Note is placed and the time written confirmation thereof is sent by such Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus, Prospectus Supplement and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or
                              Supplement of Prospectus" above, each Agent will deliver a Prospectus, Prospectus Supplement and Pricing Supplement as herein described with respect to each Note sold by it.

                                                                EXHIBIT B




                                 TERMS AGREEMENT
                                 ---------------




DQE Capital Corporation
[address]

Attention:  Treasurer

                  Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "Agency Agreement") dated ___________, 1999, among [Underwriters] (the "Underwriters"), DQE Capital Corporation (the "Company") and DQE, Inc., as guarantor (the "Guarantor"), the undersigned agrees to purchase the following principal amount of the Company's Medium-Term Notes, Series A (the "Notes"):



Aggregate Principal Amount:  $

Interest Rate:

Date of Maturity:

Interest Payment Dates:

Regular Record Dates:

Purchase Price:                        % of Principal Amount
                                               [plus accrued interest from ____,
                                               199__]

Denominations:

Redemption Terms:

Settlement Date and Time:

Place for Settlement:

Method of Payment:

Documents, if any, to be
delivered pursuant to Section

6(b) of the Agency Agreement:

Period, if any, during which
additional Notes may not be
sold pursuant to Section 4(m)
of the Agency Agreement:

Additional Terms:

                  1. Upon the execution of this Terms Agreement, the several Underwriters propose to offer such Notes for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

                  2. The Notes to be purchased by the Underwriters pursuant to this Terms Agreement will be represented by Global Securities (as defined in the Administrative Procedures), shall be delivered by or on behalf of the Company as described in the Administrative Procedures against payment by the Underwriters or on their behalf of the purchase price to the Company in the funds specified above all at the place and time and date specified above or at such other place and time and date as the Underwriters and the Company may agree upon in writing.

                  3. The Company and the Guarantor agree with each of the Underwriters to prepare the Prospectus as amended and supplemented in relation to the Notes in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Terms Agreement, or, if applicable, such earlier time as may be required by Rule 424(b).

                  4. A. If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase under this Terms Agreement, the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. In the event that, within the respective prescribed period, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Notes, the non-defaulting Underwriters or the Company shall have the right to postpone the Settlement Date and Time for such Notes for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Terms Agreement with respect to such Notes.

                           B.     If, after giving effect to any arrangements
for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (A) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                           C.     If, after giving effect to any arrangements
for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (A) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Notes, as referred to in subsection (B) above, or if the Company shall not exercise the right described in subsection (B) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Terms Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Company as provided in Section 4(h) of the Agency Agreement and the indemnity and contribution agreements in Section 8 of the Agency Agreement; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                           D.     If for any other reason Notes are not
delivered by or on behalf of the Company as provided herein, the Company shall be under no liability to any Underwriter with respect to such Notes except as provided in Sections 4(h) and 8 of the Agency Agreement and except that the Company will reimburse the Underwriters for any additional out-of-pocket expenses reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Notes.

                  5. In all dealings hereunder, [Name of Lead Purchaser] shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by [Name of Lead Purchaser]. The following are the names and addresses of the Underwriters:

Underwriters:                       [Names of Purchasers]

Address for Notices,
etc.:                         c/o [Name of Lead Purchaser]
                                     [Address of Lead Purchaser]
                                     Attention:
                                     Telephone:
                                     Telecopy:

                  6. This Terms Agreement shall be subject to termination by the Underwriters, by notice given to the Company prior to delivery of any payment for Notes to be purchased hereunder, if subsequent to the date hereof there shall have occurred any change in or affecting the business or properties of the Company, the Guarantor, or their respective subsidiaries, considered as one enterprise, the effect of which is, in the judgment of the [Lead Purchaser], so material and adverse as to make it impractical to proceed with the offering or delivery of such Notes.

                  This Agreement shall be governed by and construed in accordance with the laws of New York.

                                     [Insert name of Purchaser(s)]



                                     By
                                       ------------------------------
                                     Title:



Accepted:        , 19__

DQE CAPITAL CORPORATION


By
  ---------------------
  Name:
  Title:


DQE, INC.


By
  ---------------------
  Name:
  Title: